CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and to the incorporation by reference in Post-Effective Amendment No. 170 to the Registration Statement of Hartford Mutual Funds II, Inc. (Form N-1A: File No.002-11387/811-00558) of our report dated December 29, 2020, on the financial statements and financial highlights of Schroders Core Bond Fund included in the Annual Report to shareholders for the year ended October 31, 2020.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 11, 2021